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                                                                      EXHIBIT 23


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statements of Health Power, Inc. on Form S-8 (File No. 33-91956), Form S-8 (File No. 33-91958), Form S-8 (33-91852), Form S-8 (File No. 333-20535), Form S-8
(File No. 333-45857), and Form S-3 (File No. 33-80035) of our report dated March 11, 1999, on our audits of the consolidated financial statements of Health Power, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996 which report is included in this Annual Report on Form 10-K.


                                             /s/ PricewaterhouseCoopers LLP
                                             -----------------------------------
                                             PricewaterhouseCoopers LLP

Columbus, Ohio
March 31, 1999